UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007 (February 20, 2007)

TERRA NOSTRA RESOURCES CORP.

 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49631

(Commission File Number)

86-0875500

(IRS Employer Identification No.)

790 East Colorado Blvd., 9th Floor, Pasedena, CA 91101

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (626) 796- 0088

55 S. Lake Ave., Suite 700, Pasadena, CA 91101
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

5.02 (b) Departure of Directors and Certain Officers

The Issuer provides notification of the departure of Directors and certain officers as described below:

On February 20, 2007, Mr. Donald Nicholson notified the Issuer that he was withdrawing his name as a director for election at the Annual Meeting of the Shareholders due to health and personal reasons.

On February 20, 2007, the Board of Directors of the Issuer that were elected at the Annual Meeting of Shareholders, held a meeting to appoint officers of the Issuer.   Mr. Jeff Reynolds was not reappointed to the position of Chief Financial Officer.

5.02 (c)

Appointment of Sun Liu James Po to the Board of Directors and as Chief Executive Officer:

On February 20, 2007, at a Board of Directors meeting held subsequent to the Annual Meeting of the Shareholders, Mr. Sun Liu James Po was elected to the Board of Directors and as Chief Executive Officer of the Issuer.

For the past five years and previously, Mr. Po has been a consultant and founder of several projects both in China and outside of China.  He has a proven track record of successfully closing large scale projects involving mergers, acquisitions, and strategic partnerships; across multiple sectors, including mining, petrochemicals, resources, and real estate; around the world, with a recent emphasis on North America and the People’s Republic of China.  He is familiar with all phases of international project development, including land assembly, negotiation, planning, financing, securing government approvals, property development and construction.

At present, Mr. Po is directly involved in a number of projects related to the long term viability of the vast and growing Chinese economy.  From December 2002, to the date of his appointment to the Board of Directors and as Chief Executive Officer,  Mr. Poe has been  Chairman of  a number of Joint Venture companies, including the Issuer’s Joint Venture partners and has lead the development of the 4th largest Copper Refining facility in China and the 7th largest Stainless Steel production capacity facility in China, serving as a key intermediary between the political and economic reality of Chinese business ventures, and the rigorous transparency of the North American, European and Asian public markets.  His roles include project leader, corporate structuring, political strategist, and financing.   In December 2002, Mr. Po became Chairman of Shandong Quanxin Stainless Steel Co. and in January 2005 he became Chairman of Shandong Jinpeng Metallurgical Co.

Mr. Po also serves as the Chairman of Shandong Jiatai Petroleum & Chemical Co. Ltd., having been appointed Chairman in August 2004. From May 1996 to January 2005, Mr. Po also served as Chairman of United Gold (Asia) Limited.

Mr. Po is not presently a director or officer of any other reporting companies.

Ms. Crystal Poe, a director of the Issuer is Mr. Po’s daughter.

The Board of Directors approved the issuance of a total of 4 million shares over a period of two years to Mr. Po as an inducement to fill the role of Chief Executive Officer and as Chairman of the Board of the Joint Venture companies.  Mr. Po will be issued the first 2 million shares under the Issuer’s 2007 stock option and stock award plan as to 1 million shares as a stock award for the appointment Chief Executive Officer of the Issuer and 1 million shares as a stock award for the ratification of his appointment of Chairman of the Board of the two Joint Venture companies.  The remaining two million shares will be issued from treasury at the commencement of Mr. Po’ s second year as Chief Executive Officer and Chairman of the Board’s of the Joint Venture companies.

Appointment of Mr. Donald Charles Nicholson as President and Acting Chief Financial Officer

On February 20, 2007, Mr. Donald Charles Nicholson was appointed President of the Issuer.  Mr Nicholson was also appointed Acting Chief Financial Officer, until such time as his successor shall be appointed.

Mr. Nicholson has been a director the Issuer since April 5, 2005 and is also currently the Corporate Secretary of the Issuer.  Mr. Nicholson has over 15 years of international project and business management experience. Mr. Nicholson’s comprehensive experience in project management includes concept development up through and including post-implementation support. Mr. Nicholson is responsible for public filings, human resources, insurance, and interfacing with the board of directors, and his background covers several business sectors including manufacturing, education, construction, real estate, and high-technology. Prior to joining Terra Nostra, Mr. Nicholson was Vice President of Operations for a large European bicycle manufacturer, B-Tech SA, where he was responsible for administration and production management, business process re-engineering to further the technological evolution of the company, ISO implementation, and arranging corporate financing.

Mr. Nicholson graduated from the University of British Columbia in 1991 with a Bachelor of Commerce degree.

Mr. Nicholson is not presently an officer or director of any other reporting company.

5.02 (d) Appointment of Lily Lee Chen to the Board of Directors:

On February 20, 2007, Ms. Lily Lee Chen was elected to the Board of Directors of the Issuer.  Presently, Ms. Chen is a Commissioner for the California Commission of Aging, appointed by the Governor of the United States, and currently serves as a member of the committee for Senior Citizen Welfare in the State of California.  From September 1998 to October 2003, Ms. Chen was appointed by the Secretary of State as a member of the Board of Governors, East West Center and from June 1995 to September 1999, Ms. Chen was appointed by the US Department of Defence to act as an advisor of women’s committee in the military.

Ms. Chen has served as Mayor of the City of Monterey Park, CA, and in 1984, became the first Chinese-American woman to hold mayoral office in United States history.  Ms. Chen was first elected to the Monterey Park City Council in 1982 by the largest number of votes of any candidate in the history of the City.

Ms. Chen became the West Coast Reporter and producer of a weekly program for Voice of America and served as a Metromedia Television news correspondent and Community Advisory board member for KCET Channel 20 Public Television.  Ms. Chen has 26 years of service with the Los Angeles County Social Welfare Department in positions ranging from administrative work to Executive Supervisor.  Ms. Chen has also been appointed to serve in various advisory capacities in public service.

Over the years, Ms. Chen has provided various forms of community service and has been honoured with recognition for her roles in public service and effective administration.

5.02 (e) Material compensatory plan.

The Board of Directors approved the issuance of a total of 4 million shares over a period of two years to Mr. Po as an inducement to fill the role of Chief Executive Officer and as Chairman of the Board of the Joint Venture companies.  Mr. Po will be issued the first 2 million shares under the Issuer’s 2007 stock option and stock award plan as to 1 million shares as a stock award for the appointment Chief Executive Officer of the Issuer and 1 million shares as a stock award for the ratification of his appointment of Chairman of the Board of the two Joint Venture companies.  The remaining two million shares will be issued from treasury at the commencement of Mr. Po’ s second year as Chief Executive Officer and Chairman of the Board’s of the Joint Venture companies.

The Issuer’s Stock Option and Stock Award Plan was ratified by the Board of Directors at a Board of Directors Meeting held January 10, 2007 with an effective date of January 15, 2007; and approved by the Shareholders of the Issuer at the Annual Meeting of the Shareholders held on February 20, 2007.  The plan is for a period of ten years from January 15, 2007.

The purpose of this Plan is to maintain the ability of the Issuer and its subsidiaries to attract and retain highly qualified and experienced directors, officers, employees and consultants (“Participants”) and to give such Participants a continued proprietary interest in the success of the Issuer and its subsidiaries. Pursuant to this Plan, eligible Participants will be provided the opportunity to participate in the enhancement of shareholder value through the grants of options, stock appreciation rights, awards of free trading stock and restricted stock, bonuses and/or fees payable in stock, or any combination thereof.  The term “subsidiary” as used in this Plan shall mean any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

The Plan is approved for the issuance of up to 9,000,000 common shares.   This Plan shall be administered by the Administrator, and the Administrator shall have the authority, in its discretion:

(i) to determine the fair market value of the securities to be issued under this Plan;

(ii) to select the participants to whom the Options and Stock Awards may be granted hereunder;

(iii) to determine whether and to what extent Options or Stock Awards or any combination thereof, are granted hereunder;

(iv) to determine the number of shares of Common Stock or equivalent units to be covered by each Option and Stock Award granted hereunder;

(v) to approve forms of agreement for use under this Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option or Stock Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or Stock Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of this Plan and Options or Stock Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)  to modify or amend each Option or Stock Award (subject to Section 18(c) of the Plan);

(x)  to authorize any person to execute on behalf of the Company any instrument or treasury order required to effect the grant of an Option or Stock Award previously granted by the Administrator;

(xi)  to make all other determinations deemed necessary or advisable for administering this Plan.

The Board of Directors appointed Mr. Donald Charles Nicholson and Ms. Crystal Poe as administrators of the Plan with an alternative administrator as Mr. Donald Burrell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA NOSTRA RESOURCES CORP.

By:  /s/ Sun Liu James Po

Name:  Sun Liu James Po

Title:    Chief Executive Officer

Date:    March 5, 2007

5